================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): November 2, 2005
                                 --------------

                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



        Pennsylvania                      1-11152                23-1882087
(State or other jurisdiction            (Commission            (IRS Employer
      of incorporation)                 File Number)         Identification No.)




781 Third Avenue, King of Prussia, Pennsylvania                   19406-1409
   (Address of Principal Executive Offices)                       (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange
     Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


================================================================================

Item 8.01.   Other Events.

InterDigital Communications Corporation (the Company) and its wholly-owned subsidiary, Tantivy Communications, Inc. (Tantivy) have entered into a combined patent license and technology agreement with Lucent Technologies, Inc. (Lucent). As part of the agreement, Lucent and Tantivy agreed to dismiss the patent infringement litigation between them.

Under the terms of the agreement, Lucent is obligated to pay approximately $14 million over a period of approximately 5 years. Tantivy granted a patent license to Lucent under only those patents which were involved in the litigation being dismissed covering Lucent's cdma2000(R) infrastructure products. In addition, the Company and Lucent agreed to cooperate on advanced technology programs. The parties expect to enter into negotiations regarding licensing the balance of their respective patent portfolios and to discuss further business relationships.

The Company is currently evaluating the revenue recognition and will provide guidance at an appropriate time.

cdma2000(R) is a registered trademark of the Telecommunications Industry Association (TIA-USA).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INTERDIGITAL COMMUNICATIONS CORPORATION


                                        By: /s/ R.J. Fagan
                                            -------------------------------
                                             Richard J. Fagan
                                             Chief Financial Officer



Date:    November 2, 2005